UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100 Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On October 31, 2023, Lombardi Sub, LLC, a Delaware limited liability company (the “Purchaser”) and an indirect wholly-owned subsidiary of Inari Medical, Inc. (the “Company”, “we” or “us”), the Company, as guarantor of Purchaser’s financial obligations, LimFlow S.A., a French limited liability company (société anonyme) (“LimFlow”), equity holders of LimFlow (the “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company (the “Seller Representative”), entered into a Share Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, Purchaser will purchase all of the equity interests of LimFlow (the “Transaction”) for an initial purchase price of $250,000,000, subject to adjustment based on the working capital, indebtedness, cash and transaction expenses of LimFlow. Additional contingent payments of up to $165,000,000 will be payable as follows: (i) up to $140,000,000 based on net revenue generated from the sale of LimFlow’s transcatheter arterialization of deep veins therapy system (the “LimFlow System”) for the period of 2024 through 2026 and (ii) up to $25,000,000 based on the achievement of certain reimbursement milestones relative to the LimFlow System.

The consummation of the Transaction, expected in the fourth quarter of 2023, is subject to the satisfaction of certain customary closing conditions.

The Purchase Agreement contains representations, warranties and other covenants made by each party that are customary for transactions of this nature. Under the Purchase Agreement, Purchaser, LimFlow and Sellers have agreed to enter into certain other agreements in connection with the Transaction, including with respect to certain Sellers, restrictions on competing with the business of LimFlow for a specified period of time after the closing, employee non-solicitation, confidentiality and non-disparagement covenants.

The Purchase Agreement contains customary indemnification provisions for Purchaser and Sellers, including obligations for Purchaser and Sellers to indemnify the other party for losses related to certain breaches of representations and warranties or covenants and fraud or, with respect to the Sellers, pre-closing tax liabilities and other specified items.

The Purchase Agreement may be terminated prior to the consummation of the Transaction by the mutual written consent of Purchaser and Seller Representative and in certain other circumstances, including if the closing has not occurred on or prior to January 31, 2024. The Company believes the Transaction will satisfy the income test described in Regulation S-X under the Securities Exchange Act of 1934, as amended, at above 75% and, consequently, the Company expects to file the required historical financial statements of LimFlow and corresponding pro forma financial statements within approximately 75 days of the closing of the Transaction.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the actual text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.

Amendment to Credit Agreement

On November 1, 2023, the Company, Inari Medical International, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Inari Medical Latin America, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, each of the lenders signatory thereto (the “Lenders”) and Bank of America, N.A. (as the agent for the Lenders, the “Agent”) entered into an amendment (the “Amendment”) to the Loan, Guaranty and Security Agreement, dated as of September 4, 2020 (together with the Amendment and as otherwise amended, restated or otherwise modified prior to the date hereof, the “Amended Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Amended Credit Agreement.

The Amendment, among other things, (i) increases the amount available under the revolving credit facility from (A) the lesser of $40.0 million and the amount of the borrowing base to (B) the lesser of $75.0 million and the amount of the borrowing base, (ii) provides that advances under the Amended Credit Agreement will bear interest at a rate per annum equal to the BSBY Rate or Base Rate, at the option of the Borrowers, plus a margin that ranges from 0.60% to 1.10% in the case of Base Rate loans and 1.60% to 2.10% in the case of BSBY Rate loans depending on average daily availability, in each case with a floor of 0%, (iii) increases the letter of credit subline from $10.0 million to $18.75 million, (iv) qualifies the term Restricted Investment to exclude Investments (not to exceed $25.0 million and subject to certain Liquidity conditions) in Inari Medical Costa Rica Sociedad Anonima, a wholly-owned subsidiary of the Company, and (v) includes a limited consent of the Agent and the Lenders to the proposed Transaction, subject to certain liquidity conditions related to earn-outs paid in connection therewith, and the Permitted LimFlow Acquisition Debt related to any equipment financing or other Debt obtained in connection with the proposed Transaction (in the aggregate amount not less than $25,000,000).

The foregoing summary of the Amendment is qualified in its entirety by reference to the actual text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended Credit Agreement set forth in Item 1.01 is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

On November 1, 2023, the Company made available in the investor relations section of its website a presentation, a copy of which is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*‡	Share Purchase Agreement, dated October 31, 2023, by and among Lombardi Sub, LLC, LimFlow S.A., equity holders of LimFlow S.A. and Shareholder Representative Services LLC (solely in its capacity as the Sellers’ representative, agent and attorney-in-fact)

10.1	Sixth Amendment and Limited Consent to Loan, Guaranty and Security Agreement, dated November 1, 2023, by and among Inari Medical, Inc., Inari Medical International, Inc., Inari Medical Latin America, Inc., the lenders party thereto and Bank of America, N.A.

99.1	Press Release, dated November 1, 2023

99.2	Inari Medical, Inc. Investor Update Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

‡	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date: November 2, 2023	By:	/s/ Mitchell Hill
Mitchell Hill
Chief Financial Officer